Exhibit 21.1

HUGHES COMMUNICATIONS, INC.

SUBSIDIARIES

The following table sets forth our subsidiaries as of December 31, 2009:

Company(1)	Place of Incorporation	Ownership Interest
Subsidiaries of Hughes Communications, Inc.:
Hughes Network Systems, LLC	Delaware	100%
Electronic Systems Products, Inc.	Illinois	100%
Rare Medium, LLC	Delaware	100%
Hughes Systique Corporation	Delaware	45.23%
Subsidiaries of Hughes Network Systems, LLC:
Advance Satellite Research, LLC	Delaware	100%
Helius, LLC	Utah	100%
Helius Acquisition, LLC	Utah	100%
HNS Participações e Empreendimentos Ltda.	Brazil	100%
HNS Américas Comunicações Ltda	Brazil	100%
Hughes Telecomunicações do Brasil Ltda.	Brazil	99.99%
Hughes Network Systems (Beijing) Co., Ltd.	China	100%
HNS Finance Corp.	Delaware	100%
Hughes Network Systems International Service Company	Delaware	100%
HNS-India VSAT, Inc.	Delaware	100%
HNS-Shanghai, Inc.	Delaware	100%
HNS License Sub, LLC	Delaware	100%
HNS Real Estate, LLC	Delaware	100%
Hughes Network Systems GmbH	Germany	100%
Hughes China Holdings Company Limited	Hong Kong	100%
Hughes Communications India Limited(2)	India	71.17%
Hughes Network Systems India Limited	India	99.99%
HCIL Comtel Limited(3)	India	71.16%
P.T. Hughes Network Systems Indonesia	Indonesia	100%
Hughes Network Systems S.r.L.	Italy	100%
HNS Mauritius Ltd.	Mauritius	100%
HNS de México S.A. de C.V	México	100%
Hughes Network Systems Europe Limited	United Kingdom	100%
Hughes Network Systems Limited	United Kingdom	100%
HNS License Sub Limited	United Kingdom	100%

(1)	Excludes certain inactive subsidiaries which, in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2009.
(2)	Our ownership interest in Hughes Communications India Limited of 71.17% consists of 47.42% owned indirectly through our wholly owned subsidiary, HNS-India VSAT, Inc.; 12.84% owned indirectly through our subsidiary, Hughes Network Systems India Limited; and 22.26% owned indirectly through Escorts Motors Limited, in which we indirectly own 49%.
(3)	Our ownership interest in HCIL Comtel Limited of 71.16% consists of 99.98% owned indirectly through our subsidiary, Hughes Communications India Limited, in which we indirectly own 71.17%.